                                                                    EXHIBIT 10.4
                                                                    ------------

                                                                  EXECUTION COPY
                                                                  --------------


                      AMENDED AND RESTATED CREDIT AGREEMENT



                                  by and among



                             GIBSON GREETINGS, INC.


                            THE LENDERS PARTY HERETO,

                                       and


                                 NBD BANK, N.A.,
                                    as Agent




                                   $30,000,000



                            Dated as of May 11, 1999




             Syndication arranged by Banc One Capital Markets, Inc.



1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.....................................1
         1.1      Definitions...........................................................1
         1.2      Principles of Construction...........................................12

2.       AMOUNT AND TERMS OF LOANS.....................................................13
         2.1      Loans................................................................13
         2.2      Notes................................................................13
         2.3      Notice of Borrowing..................................................13
         2.4      Termination or Reduction of Commitments..............................14
         2.5      Prepayments of the Loans.............................................14
         2.6      Use of Proceeds......................................................15

3.       PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES..........15
         3.1      Disbursement of the Proceeds of the Loans............................15
         3.2      Payments.............................................................16
         3.3      Conversions; Other Matters...........................................16
         3.4      Interest Rates and Payment Dates.....................................17
         3.5      Indemnification for Loss.............................................19
         3.6      Reimbursement for Costs, Etc.........................................19
         3.7      Illegality or Impossibility of Funding...............................20
         3.8      Option to Fund; Substituted Interest Rate............................20
         3.9      Certificates of Payment and Reimbursement............................21
         3.10     Taxes; Net Payments..................................................21
         3.11     Commitment Fees......................................................23
         3.12     Utilization Fees.....................................................23

4.       REPRESENTATIONS AND WARRANTIES................................................23
         4.1      Subsidiaries; Capital Stock..........................................23
         4.2      Existence and Power..................................................24
         4.3      Authority............................................................24
         4.4      Binding Agreement....................................................24
         4.5      Litigation...........................................................25
         4.6      No Conflicting Agreements............................................25
         4.7      Taxes................................................................25
         4.8      Compliance with Applicable Laws; Filings.............................26
         4.9      Governmental Regulations.............................................26
         4.10     Property.............................................................26
         4.11     Federal Reserve Regulations; Use of Loan Proceeds....................26
         4.12     No Misrepresentation.................................................27
         4.13     Plans................................................................27
         4.14     Environmental Matters................................................27
         4.15     Financial Statements.................................................28
         4.16     Franchises, Intellectual Property, Etc...............................28
         4.17     Labor Relations......................................................28




5.       CONDITIONS OF MAKING LOANS ON THE FIRST BORROWING DATE........................29
         5.1      Evidence of Corporate and Other Action...............................29
         5.2      Notes................................................................29
         5.3      Subsidiary Guaranty..................................................29
         5.4      Existing Bank Indebtedness...........................................30
         5.5      Approvals............................................................30
         5.6      Litigation...........................................................30
         5.7      Insurance............................................................30
         5.8      Approval of Special Counsel..........................................30
         5.9      Opinion of Counsel...................................................30
         5.10     Payment of Fees......................................................30

6.       CONDITIONS OF MAKING LOANS ON EACH BORROWING DATE.............................31
         6.1      Compliance...........................................................31
         6.2      Closings.............................................................31

7.       AFFIRMATIVE AND FINANCIAL COVENANTS...........................................32
         7.1      Legal Existence......................................................32
         7.2      Taxes................................................................32
         7.3      Insurance............................................................32
         7.4      Performance of Obligations...........................................32
         7.5      Condition of Property................................................32
         7.6      Observance of Legal Requirements.....................................33
         7.7      Financial Statements and Other Information...........................33
         7.8      Inspection...........................................................35
         7.9      Authorizations.......................................................35
         7.10     Subsidiaries.........................................................35
         7.11     Leverage.............................................................35
         7.12     Consolidated Net Worth...............................................35
         7.13     Interest Coverage....................................................35
         7.14     Additional Subsidiaries..............................................36
         7.15     Year 2000............................................................36
         7.16     Gibson International.................................................36

8.       NEGATIVE COVENANTS............................................................37
         8.1      Indebtedness.........................................................37
         8.2      Liens................................................................37
         8.3      Dispositions.........................................................38
         8.4      Mergers and Acquisitions.............................................38
         8.5      Investments..........................................................39
         8.6      Restricted Payments..................................................40
         8.7      Limitation on Upstream Dividends by Subsidiaries.....................40
         8.8      Line of Business.....................................................41
         8.9      Amendment of Certain Documents and Agreements........................41
         8.10     Transactions with Affiliates.........................................41
         8.11     Capital Expenditures.................................................41



         8.12     Long Term Leases.....................................................41

9.       DEFAULT.......................................................................42
         9.1      Events of Default....................................................42
         9.2      Contract Remedies....................................................44

10.      THE AGENT.....................................................................45
         10.1     Appointment..........................................................45
         10.2     Delegation of Duties.................................................45
         10.3     Exculpatory Provisions...............................................45
         10.4     Reliance by Agent....................................................45
         10.5     Notice of Default....................................................46
         10.6     Non-Reliance.........................................................46
         10.7     Indemnification......................................................47
         10.8     Agent in its Individual Capacity.....................................47
         10.9     Successor Agent......................................................47

11.      OTHER PROVISIONS..............................................................48
         11.1     Amendments, Waivers, Etc.............................................48
         11.2     Notices..............................................................49
         11.3     No Waiver; Cumulative Remedies.......................................51
         11.4     Survival of Representations and Warranties...........................51
         11.5     Payment of Expenses and Taxes........................................51
         11.6     Lender Offices.......................................................52
         11.7     Successors and Assigns...............................................52
         11.8     Counterparts.........................................................54
         11.9     Set-off and Sharing of Payments......................................54
         11.10    Indemnity............................................................55
         11.11    Governing Law........................................................56
         11.12    Severability.........................................................56
         11.13    Integration..........................................................56
         11.14    Acknowledgments......................................................56
         11.15    Consent to Jurisdiction..............................................56
         11.16    Service of Process...................................................57
         11.17    No Limitation on Service or Suit.....................................57
         11.18    WAIVER OF TRIAL BY JURY..............................................57
         11.19    Effective Date.......................................................57


EXHIBITS
--------

Exhibit A         List of Commitments; Addresses for Notices
Exhibit B         Form of Note
Exhibit C         Form of Borrowing Request
Exhibit D         Form of Subsidiary Guaranty
Exhibit E         Form of Opinion of Counsel to the Borrower
                  and the Subsidiaries
Exhibit F         Form of Compliance Certificate
Exhibit G         Form of Assignment and Acceptance Agreement


SCHEDULES
---------

Schedule 4.1 List of Subsidiaries, Material Subsidiaries, Exceptions to 100% Ownership of Subsidiaries and Capital Stock
Schedule 4.5          List of Litigation
Schedule 4.14         List of Environmental Matters
Schedule 4.17         List of  Collective Bargaining Agreements
Schedule 8.1          List of Indebtedness
Schedule 8.2          List of Existing Liens

         Amended and Restated Credit Agreement, dated as of May 11, 1999, by and among Gibson Greetings, Inc., a Delaware corporation (the "BORROWER"), the lenders party hereto from time to time (each a "LENDER" and, collectively, the "LENDERS"), and NBD Bank, N.A., as agent for the Lenders (in such capacity, the "AGENT").

1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
   ------------------------------------------

   1.1 Definitions
       -----------

       When used herein, terms defined in the preamble have the respective meanings indicated therein, and each of the following terms have the meaning ascribed thereto unless the context hereof otherwise specifically requires:

   "ABR ADVANCES": the Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

   "ACCOUNTANTS": Deloitte & Touche LLP, any other "big five" firm of independent certified public accountants (or any successor thereto), or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrower and reasonably satisfactory to the Agent.

   "ACQUISITION": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person (other than in the ordinary course of business in an arm's length transaction), provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

   "ADVANCE": an ABR Advance or a Eurodollar Advance, as the case may be.

   "AFFECTED ADVANCE": as defined in Section 3.8(b).

   "AFFILIATE": with respect to any Person at any time and from time to time, any other Person (other than a consolidated subsidiary of such Person) which at such time (a) controls such Person, or (b) is under common control with such Person. The term "control", as used in this definition with respect to any Person, means the power, whether direct, or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

   "AGGREGATE COMMITMENTS": the Commitments of all of the Lenders.

   "AGGREGATE COMMITMENT AMOUNT": at any date, the sum of the Commitment Amounts of all Lenders on such date.

   "AGREEMENT": this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

   "ALTERNATE BASE RATE": for any day, a rate per annum equal to the greater of
(a) the NBD Rate in effect on such day, or (b) 0.50% plus the Federal Funds Effective Rate.

   "APPLICABLE PERCENTAGE": (a) with respect to each Eurodollar Advance, 0.75% per annum, and (b) with respect to the Commitment Fee, 0.25% per annum.

   "ARRANGER": Banc One Capital Markets, Inc.

   "ASSIGNMENT": as defined in Section 11.7(c).

   "ASSIGNMENT AND ACCEPTANCE AGREEMENT": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which, subject to the terms and conditions hereof, the assignor assigns to the assignee all or any portion of such assignor's Loans, Notes and Commitment, substantially in the form of Exhibit G.

   "BANKWATCH": Thomson BankWatch, Inc.

   "BORROWING DATE": each date upon which a Loan is made.

   "BORROWING REQUEST": a request for Loans in the form of Exhibit C.

   "CAPITAL EXPENDITURES": shall mean, with respect to any Person for any period, the aggregate of all expenditures incurred during such period which, in accordance with GAAP, are required to be included in "additions to property, plant or equipment" or similar items reflected on the balance sheet of such Person, provided, however, that "Capital Expenditures" shall not include (i) capitalized leases, or (ii) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damages assets, equipment or other property within six months of the receipt of such proceeds.

   "CFO": the chief financial officer of the Borrower.

   "CHANGE OF CONTROL": an event or series of events whereby (a) any Person (other than the Borrower, any one or more of the Subsidiaries, any employee benefit plan, or any entity organized, appointed or established by the Borrower or any Subsidiary which holds shares of the Borrower's common stock for or pursuant to the terms of any such employee benefit plan), acting alone or in concert with one or more other Persons, (i) has acquired or shall acquire beneficial ownership of securities, or options or other rights therefor, entitling such Person to 20% or more of the voting power with respect to such class of securities of the Borrower, or (ii) possesses or shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise, or (b) directors of the Borrower constituting that percentage necessary to approve corporate action shall not have been directors on the Effective Date or directors designated or approved by the directors holding such positions on the Effective Date.

   "CODE": the Internal Revenue Code of 1986, as the same may be amended, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

   "COMMITMENT": in respect of any Lender, such Lender's undertaking to make Loans to the Borrower, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

   "COMMITMENT AMOUNT": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as all of the same may be adjusted from time to time pursuant to Sections 2.4 and 11.7(c).

   "COMMITMENT FEE": as defined in Section 3.11.

   "COMMITMENT PERCENTAGE": as of any date and with respect to any Lender, a fraction, the numerator of which is such Lender's Commitment Amount on such date, and the denominator of which is the Aggregate Commitment Amount on such date.

   "COMMITMENT PERIOD": the period commencing on the Effective Date and ending on the Commitment Termination Date.

   "COMMITMENT TERMINATION DATE": the earlier to occur of (a) May 8, 2000, and
(b) such other date on which the Commitments shall have been terminated in accordance with Section 2.4 or Section 9.2.

   "COMPENSATORY INTEREST PAYMENT": as defined in Section 3.4(c).

   "COMPLIANCE CERTIFICATE": a certificate in the form of Exhibit F.

   "CONSOLIDATED": the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

   "CONSOLIDATED EBITDAR": as of any date, the operating income (before the deduction of Interest Expense and income tax expense) of the Borrower and the Subsidiaries on a Consolidated basis for the four fiscal quarter period in respect of which financial statements have been most recently delivered pursuant to Section 7.7(a) or Section 7.7(c), as the case may be, plus each of the following with respect to the Borrower and the Subsidiaries on a Consolidated basis for such period to the extent utilized in determining such income, without duplication: (a) depreciation, (b) amortization of deferred costs and other intangibles, and (c) rent expense.

   "CONSOLIDATED NET WORTH": with respect to the Borrower and the Subsidiaries on a Consolidated basis at any date, the stockholders' equity of the Borrower and the Subsidiaries on a Consolidated basis on such date, determined in accordance with GAAP.

   "CONSOLIDATED TOTAL DEBT": as of any date, the total Indebtedness (other than indebtedness of the type described in clauses (d) and (g) of the definition of "Indebtedness" contained herein) of the Borrower and the Subsidiaries on a Consolidated basis on such date.

   "CONSOLIDATING": the Borrower and each Subsidiary taken separately.

   "CONTINGENT OBLIGATION": as to any Person (the "secondary obligor") any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation,
(iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such indebtedness of such partnership is non-recourse to such secondary obligor and its separate Property; provided, however, that the term "Contingent Obligation" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business.

   "CONTROL PERSON": as defined in Section 3.6(a).

   "DEFAULT": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

   "DEFAULT RATE": as defined in Section 3.4(b).

   "DISPOSITION": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (a) the Stock of, or other equity interests of, any other Person, (b) any business, Operating Entity or division or segment thereof, or (c) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property shall be deemed to be in the ordinary course of business (i) if it is the sale, assignment, transfer or disposition of (1) all or substantially all of the Property of such Person, or
(2) any Operating Entity, (ii) if the fair market value of the Property is in excess of $5,000,000, or (iii) to the extent that the aggregate fair market value of all sales, assignments, transfers and other dispositions of Property made by such Person within the same fiscal year which are individually equal to or less than $5,000,000, would exceed $20,000,000, and provided, further, that notwithstanding anything to the contrary contained in this definition, (I) all sales of inventory (other than in connection with bulk transfers of Property in connection with a liquidation or similar disposition of the Property of such Person) shall be deemed to be in the ordinary course of business, and (II) any sale, assignment, transfer or other disposition of any obsolete tangible personal Property shall each be deemed to be in the ordinary course of business.

   "DOLLAR" or "$": lawful currency of the United States of America.

   "DOMESTIC BUSINESS DAY": any day (other than a Saturday, Sunday or legal holiday in the State of Indiana) on which NBD is open for business in Indianapolis, Indiana.

   "DOMESTIC INTERCOMPANY DEBT": (a) Indebtedness of the Borrower to one or more of the Domestic Subsidiaries which are Guarantors, and (b) demand indebtedness of one or more of the Domestic Subsidiaries which are Guarantors to the Borrower or any one or more of the other Domestic Subsidiaries which are Guarantors.

   "DOMESTIC INTERCOMPANY DISPOSITION": a Disposition by the Borrower or any Domestic Subsidiary which is a Guarantor to the Borrower or any other Domestic Subsidiary which is a Guarantor.

   "DOMESTIC SUBSIDIARY": each Subsidiary other than a Foreign Subsidiary.

   "EFFECTIVE DATE": as defined in Section 11.19.

   "EMPLOYEE BENEFIT PLAN": an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.

   "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

   "ERISA AFFILIATE": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code or, solely with respect to applicable provisions of the Code, Sections 414(m) or (o) of the Code, of which the Borrower or any Subsidiary is a member.

   "EURODOLLAR ADVANCE": a given portion of the Loans selected by the Borrower to bear interest during an Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Sections 2.3 and 3.3.

   "EURODOLLAR BUSINESS DAY": any Domestic Business Day, other than a Domestic Business Day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "EURODOLLAR RATE": with respect to each Eurodollar Advance and as determined by NBD and reported to the Agent, the rate of interest per annum (rounded, if necessary, to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of l%) equal to a fraction, the numerator of which is the rate, as reported by NBD to the Agent, quoted by NBD or any of its Affiliates selected by NBD in its sole discretion to leading banks in the London interbank market as the rate at which NBD or such Affiliate, as the case may be, is offering Dollar deposits in an amount approximately equal to NBD's Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance, as quoted two Eurodollar Business Days prior to the first day of such Interest Period, and the denominator of which is an amount equal to
1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which NBD and other major United States money center banks are subject in respect of eurocurrency liabilities (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) without benefit of credits for proration, exceptions or offsets which may be available from time to time to NBD.

   "EVENT OF DEFAULT": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

   "EXISTING BANK INDEBTEDNESS": all of the obligations of the Borrower under the Existing Credit Agreement.

   "EXISTING CREDIT AGREEMENT": the Credit Agreement, dated as of April 26, 1996, among the Borrower, The Bank of New York, Fifth Third Bank, Harris Trust and Savings Bank, NBD Bank, N.A., and The Bank of New York, as Agent thereunder, as amended.

   "FEDERAL FUNDS EFFECTIVE RATE": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

   "FEES": as defined in Section 3.2(a).

   "FINANCIAL STATEMENTS": as defined in Section 4.15(a).

   "FOREIGN SUBSIDIARY": each Subsidiary that is not organized under the laws of the United States of America or any State thereof.

   "GAAP": generally accepted accounting principles as from time to time in effect in the United States.

   "GIBSON INTERNATIONAL": Gibson Greetings International Limited, a Delaware corporation and any successor Subsidiary thereto, including any such successor in connection with a Gibson International Disposition.

   "GIBSON INTERNATIONAL DISPOSITION": a Disposition by the Borrower to any Foreign Subsidiary that is directly and wholly owned by the Borrower of the Stock of, or other equity interests of, any business, Operating Entity or division or segment of, or any other Property of Gibson International.

   "GIBSON INTERNATIONAL INTERCOMPANY DEBT": demand indebtedness of Gibson International to the Borrower.

   "GOVERNMENTAL AUTHORITY": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

   "GUARANTOR": as defined in the Subsidiary Guaranty.

   "HIGHEST LAWFUL RATE": the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to any Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

   "INDEBTEDNESS": as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale to such Person or other title retention agreement pursuant to which such Person is obligated, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts,
(e) all liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations.

   "INDEMNIFIED LIABILITIES": as defined in Section 11.5.

   "INTELLECTUAL PROPERTY": all trademarks and service marks, all copyrights and all patents.

   "INTEREST COVERAGE": as of any fiscal quarter end, the percentage equal to a fraction, the numerator of which is Consolidated EBITDAR for the four fiscal quarter period then ended, and the denominator of which is the sum (without duplication) of (1) Interest Expense and (2) rent expense (excluding, to the extent included therein, rent expense under leases which have been capitalized) in each case, of the Borrower and the Subsidiaries on a Consolidated basis for such period.

   "INTEREST EXPENSE": for any period and in respect of any Person, the interest expense of such Person in respect of such period, determined in accordance with GAAP.

   "INTEREST PAYMENT DATE": (i) as to any ABR Advance, the last day of each calendar month, commencing on the first of such days to occur after such ABR Advance shall have been made or any Eurodollar Advance shall have been converted to such ABR Advance, (ii) as to each Eurodollar Advance, the last day of the Interest Period in respect thereof, and (iii) as to any Eurodollar Advance in respect of which the Borrower shall have selected an Interest Period greater than three months, the last day of each three month interval during such Interest Period.

   "INTEREST PERIOD": the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.3 or Section 3.3 and ending one, two, three or six months thereafter (provided that such period does not end later than the Commitment Termination Date), as selected by the Borrower in accordance with such Sections, subject to the following:

       (i) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and

       (ii) if any Interest Period of one or more months shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.

   "INVESTMENTS": as defined in Section 8.5.

   "LEVERAGE": as of any date, the percentage equal to a fraction, the numerator of which is Consolidated Total Debt, and the denominator of which is the sum of Consolidated Total Debt plus Consolidated Net Worth.

   "LIEN": any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

   "LOAN DOCUMENTS": this Agreement, the Subsidiary Guaranty and, upon the execution and delivery thereof, the Notes and the Pledge Agreement.

   "LOAN PARTY": with respect to any Loan Document, any Person (other than the Agent or any Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

   "LOAN" AND "LOANS": as defined in Section 2.1.

   "LONG TERM LEASE": any lease of Property under which the Borrower or any Subsidiary shall have become liable, as lessee, or in respect of which the Borrower or any Subsidiary shall have incurred a Contingent Obligation, and having an unexpired original term of more than one year, other than any lease which in accordance with GAAP is required to be capitalized on the balance sheet of the Borrower or any Subsidiary.

   "MARGIN STOCK": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

   "MATERIAL ADVERSE": with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents to which it is a party, or (iii) the ability of the Agent or any Lender to enforce any Loan Document.

   "MATERIAL SUBSIDIARY": as of any date, each Subsidiary which (a) as of the fiscal quarter end immediately preceding such date had Consolidating gross revenues in excess of $25,000,000 for the four fiscal quarters then ended, or
(b) has total assets in excess of $20,000,000.

   "MOODY'S": Moody's Investors Service, Inc.

   "MULTIEMPLOYER PLAN": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

   "NBD": NBD Bank, N.A., a national banking association of Indianapolis, Indiana, and its successors.

   "NBD RATE": a rate of interest per annum equal to the rate of interest publicly announced by NBD from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

   "NON-GUARANTOR INTERCOMPANY DEBT": (a) Indebtedness of the Borrower to one or more of the Domestic Subsidiaries or Foreign Subsidiaries which are not Guarantors, and (b) demand indebtedness of one or more of the Domestic Subsidiaries or Foreign Subsidiaries which are not

Guarantors to the Borrower or any one or more of the Domestic Subsidiaries or Foreign Subsidiaries.

   "NOTE" AND "NOTES": as defined in Section 2.2.

   "OPERATING ENTITY": (a) any Person, (b) any business or operating unit of a Person which is, or could be, operated separate and apart from the other businesses and operations of such Person, or (c) any other line of business or division or segment.

   "OUTSTANDINGS": with respect to each Lender, as of any date, an amount equal to the outstanding principal balance on such date of all the Loans of such Lender.

   "OUTSTANDING PERCENTAGE": as of any date and with respect to each Lender, a fraction the numerator of which is the Outstandings of such Lender on such date, and the denominator of which is the aggregate Outstandings of all Lenders on such date.

   "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

   "PENSION PLAN": at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

   "PERSON": any individual, firm, partnership, limited liability partnership, joint venture, corporation, limited liability company, association, business enterprise, joint stock company, unincorporated association, trust, including any "rabbi" trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

   "PLEDGE AGREEMENT": as defined in Section 7.16.

   "PROPERTY": in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

   "REGULATORY CHANGE": (a) the adoption of any law, rule or regulation after the date hereof, (b) the issuance or promulgation after the date hereof of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (c) any change after the date hereof in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof.

   "RENTALS": as of any date, all fixed payments which the Borrower or any Subsidiary, as lessee, shall be required to make by the terms of any lease having an unexpired term (including any renewal term exercisable at the option of the lessor) of one year or more, except amounts required to be paid in respect of maintenance, repairs, property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

   "REPORTABLE EVENT": with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA or the regulations thereunder, (b) an event requiring the Borrower, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (c) failure to make any payment required by Section 412(m) of the Code.

   "REQUIRED LENDERS": (a) at any time prior to the Commitment Termination Date, Lenders having Commitment Amounts in the aggregate more than 50% of the Aggregate Commitment Amount, and (b) at all other times, Lenders having Outstandings in the aggregate more than 50% of the aggregate Outstandings of all Lenders.

   "RESTRICTED PAYMENT": with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, other than a distribution to equity holders of the same type and class of equity interest or equity investment as then held by such equity holders, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.

   "SPECIAL COUNSEL": Dickinson Wright PLLC, or such other counsel as the Agent shall retain as its counsel in connection herewith.

   "STOCK": any and all shares, interests, warrants, options, rights of conversion, participations or other equivalents (however.......designated) of corporate stock.

   "SUBSIDIARY": at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to more than 50% of the profits and losses, however determined.

   "SUBSIDIARY GUARANTY": as defined in Section 5.3.

   "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

   "TAXES": as defined in Section 3.10(a).

   "UNQUALIFIED AMOUNT": as defined in Section 3.4(c).

   "UPSTREAM DIVIDENDS": as defined in Section 8.7.

   "UTILIZATION FEE": as defined in Section 3.12.

   "YEAR 2000 ISSUES": anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

   "YEAR 2000 PROGRAM": as defined in Section 4.18.


      1.2 Principles of Construction
          --------------------------

          (a) All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

          (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise expressly provided herein, the word "fiscal", when used herein shall refer to the relevant fiscal period of the Borrower.

          (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

          (d) All references in each Loan Document to a time of day shall mean the then applicable time in Indianapolis, Indiana, unless otherwise expressly provided therein.

          (e) Section headings have been inserted herein and in the other Loan Documents for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

          (f) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and
(ii) in respect of any other Person (other than an individual), any analogous counterpart thereof, in either case in respect of whom the Agent shall have received an incumbency certificate in all respects satisfactory to the Agent.

          (g) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise specifically provided.


   2. AMOUNT AND TERMS OF LOANS
      -------------------------

      2.1 Loans
          -----

          Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans (each a "LOAN" and, collectively with each other Loan of such Lender and/or with each Loan of each other Lender, the "LOANS") to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof, provided that immediately after making each Loan and after giving effect to all Loans repaid concurrently with the making of any Loans, (a) the aggregate outstanding principal balance of such Lender's Loans would not exceed such Lender's Commitment Amount, and (b) the aggregate outstanding principal balance of all Loans would not exceed the Aggregate Commitment Amount. The principal amount of each Lender's Loan made on a Borrowing Date shall be an amount equal to its Commitment Percentage of all Loans made on such date. Subject to the provisions of Sections 2.3 and 3.3, Loans may be made as (i) one or more ABR Advances, (ii) one or more Eurodollar Advances, or (iii) any combination thereof.

      2.2 Notes
          -----

          The Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (each, as indorsed or modified from time to time, a "Note" and, collectively with the Note of each other Lender, the "Notes"), payable to the order of such Lender, dated the Effective Date, and in the maximum stated principal amount equal to such Lender's Commitment Amount.

      2.3 Notice of Borrowing
          -------------------

          The Borrower agrees to notify the Agent, which notification shall be by facsimile and shall be irrevocable, no later than (a) 11:00 A.M. on the same Domestic Business Day, in the case of an ABR Advance, and (b) 11:00 A.M. at least three Eurodollar Business Days prior to each date, in the case of a Eurodollar Advance, that it intends to borrow a Loan under this Agreement, specifying (1) the aggregate amount requested to be borrowed under the Aggregate Commitments, (2) the proposed Borrowing Date, (3) whether the borrowing is to be of one or more ABR Advances, one or more Eurodollar Advances, or a combination thereof, and the amount of each thereof, and (4) the Interest Period for each Eurodollar Advance, which notice shall be promptly confirmed by delivery to the Agent of a Borrowing Request. The Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) of such borrowing request. Subject to its receipt of each such notice from the Agent and subject to the terms and conditions hereof, each Lender shall make immediately available funds available to the Agent at the address therefor set forth in Section 11.2 not later than 2:00 P.M. in the case of an ABR Advance or a Eurodollar Advance, in each case on each Borrowing Date, in an amount equal to such Lender's Commitment Percentage of the Loans requested by the Borrower on such Borrowing Date, provided, however, that (i) each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) each ABR Advance made on each Borrowing Date shall equal no less than (x) $1,000,000 or an integral multiple of $100,000 in excess thereof or (y) the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

      2.4 Termination or Reduction of Commitments
          ---------------------------------------

          At the Borrower's option, (i) the Borrower may terminate the Commitments at any time, or (ii) the Borrower may permanently reduce the Aggregate Commitment Amount in part at any time and from time to time, provided in each case, however, that (A) the Borrower shall have given at least three Domestic Business Days' prior irrevocable written notice to the Agent, (B) the Borrower shall have prepaid the accrued Commitment Fee on the amount of such reduction through the date thereof, (C) immediately after giving effect thereto, the aggregate principal balance of all Loans shall not exceed the Aggregate Commitment Amount, and (D) with regard to partial reductions, each such partial reduction shall be in an amount equal to at least $3,000,000, or an integral multiple of $1,000,000 in excess thereof. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender's Commitment Amount by a sum equal to each such Lender's Commitment Percentage of the amount of such reduction.

      2.5 Prepayments of the Loans
          ------------------------

          (a) VOLUNTARY PREPAYMENTS OF LOANS. The Borrower may, at its option, prepay Loans, in whole or in part, at any time and from time to time, (i) by notifying the Agent in writing no later than 11:00 A.M. at least three Eurodollar Business Days prior to the designated Eurodollar Business Day for such repayment, in the case of a prepayment of a Eurodollar Advance, provided that such prepayment shall be made by no later than 2:00 P.M. on the designated Eurodollar Business Day for such prepayment, or (ii) by notifying the Agent no later than 11:00 A.M. at least one Domestic Business Day prior to the designated Domestic Business Day for such prepayment, in the case of a prepayment of an ABR Advance, provided that such prepayment shall be made by no later than 2:00 P.M. on the designated Domestic Business Day for such prepayment, in either case specifying (x) the amount to be prepaid, and (y) the date of such prepayment. Upon receipt of each such notice, the Agent shall promptly notify each Lender thereof. Each such notice given by the Borrower pursuant to this Section 2.5(a) shall be irrevocable. Each partial prepayment under this Section 2.5(a) shall be in a minimum amount of (i) $3,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of a prepayment of a Eurodollar Advance, and (ii) $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of a prepayment of an ABR Advance.

          (b) MANDATORY REPAYMENTS AND PREPAYMENTS OF LOANS; CLEAN-DOWN.

              (i) Upon any expiration or termination of the Commitments, the Borrower shall repay the outstanding principal balance of the Loans.

              (ii) The Borrower shall cause the aggregate outstanding principal balance of the Loans to be equal to zero ($0.00) for any period (which period shall not be shorter than 30 consecutive days) selected by the Borrower during the Commitment Period.

          (c) IN GENERAL. Simultaneously with each prepayment of a Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment, together with any amounts due under Section 3.5.

      2.6 Use of Proceeds
          ---------------

          The Borrower covenants and agrees that on and after the first Borrowing Date, the Borrower shall use the proceeds of the Loans to support its working capital needs, in a manner not inconsistent with the provisions of the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further covenants and agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

   3. PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES
      --------------------------------------------------------------------

      3.1 Disbursement of the Proceeds of the Loans
          -----------------------------------------

          The Agent shall disburse the proceeds of the Loans at its office designated in Section 11.2 by crediting to the general deposit account (maintained with the Agent) of the Borrower (or such other account of the Borrower as to which the Agent may be hereafter notified by the Borrower in writing) the funds received from each Lender. Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, but not "voice mail" or any similar service, such notice to be confirmed by facsimile or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Loans requested by the Borrower on a Borrowing Date, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date in accordance with this Section 3.1, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Agent, and the Agent shall have made such amount available to the Borrower, such Lender and the Borrower severally agree to pay to the Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Federal Funds Effective Rate for the first three Domestic Business Days after such funding was so made available by the Agent, and 1% PLUS the Federal Funds Effective Rate thereafter. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

      3.2 Payments
          --------

          (a) Each payment, including each prepayment, of principal and interest on the Loans, of the Commitment Fees, the Utilization Fees (together with all other fees to be paid to the Agent and the Lenders in connection with this Agreement, the "Fees"), and all other amounts payable by the Borrower under the Loan Documents shall be made by the Borrower to the Agent at its office set forth in Section 11.2 in funds immediately available in Indianapolis, Indiana by 2:00 P.M. on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder if such payment is made on such due date, but any such payment made after 2:00 P.M. on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the applicable Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on the Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to its pro rata share of the Loans being paid. Promptly upon receipt thereof by the Agent, each payment of the Commitment Fee shall be remitted by the Agent in like funds as received to each Lender pro rata according to such Lender's Commitment Amount.

          (b) If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and interest shall be payable at the applicable rate specified herein during such extension.

      3.3 Conversions; Other Matters
          --------------------------

          (a) The Borrower may elect at any time and from time to time to convert one or more Eurodollar Advances to an ABR Advance by giving the Agent irrevocable notice of such election prior to 11:00 A.M. the same Domestic Business Day as that designated for conversion, specifying the amount to be so converted, provided, that any such conversion shall only be made on the last day of the Interest Period applicable to each such Eurodollar Advance. In addition, the Borrower may elect from time to time to convert an ABR Advance to any one or more new Eurodollar Advances or to convert any one or more existing Eurodollar Advances to any one or more new Eurodollar Advances by giving the Agent irrevocable notice of such election by no later than 11:00 A.M. three Eurodollar Business Days prior thereto, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that (i) any such conversion of an ABR Advance to a Eurodollar Advance shall only be made on a Eurodollar Business Day, and (ii) any such conversion of an existing Eurodollar Advance shall only be made on the last day of the Interest Period applicable thereto. The Agent shall promptly provide the Lenders with notice of each such election. Advances may be converted pursuant to this Section 3.3 in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, any such ABR Advance shall be automatically continued as an ABR Advance and any such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.

          (c) Each such conversion shall be effected by each Lender by applying the proceeds of the new ABR Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of
Section 4, 5 or 6).

          (d) Notwithstanding any other provision of any other Loan Document:

              (i) If the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3, and

              (ii) The Borrower shall not be permitted to have more than 5 Eurodollar Advances outstanding at any one time.

      3.4 Interest Rates and Payment Dates
          --------------------------------

          (a) PRIOR TO MATURITY. Except as otherwise provided in Section 3.4(b) and Section 3.4(c), the Advances shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

          ADVANCES                            RATE
          --------                            ----

          Each ABR Advance                    Alternate Base Rate.

          Each Eurodollar Advance             Eurodollar Rate applicable thereto
                                              PLUS the Applicable Percentage.

          (b) DEFAULT RATE. Upon the occurrence and during the continuance of any Event of Default, the unpaid principal balance of each Loan shall bear interest at a rate per annum equal to 2% plus the rate which would otherwise be applicable pursuant to Section 3.4(a) (the "DEFAULT RATE"). Interest accrued at the Default Rate shall be payable on demand.

          (c) HIGHEST LAWFUL RATE. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable on the Loans, together with the Fees and other amounts payable hereunder to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of
(x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.

          (d) LATE PAYMENT RATE. Each payment of interest on any Loan, and each payment of any Fee or other payment (other than principal) payable under any Loan Document, not paid within three Domestic Business Days of the date when due and payable, shall bear interest, to the extent permitted by law, at the Default Rate from the due date thereof until the date such payment is made, payable on demand by the Agent.

          (e) IN GENERAL. Interest shall be payable in arrears on each Interest Payment Date and upon each payment (including each prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate, any reserve requirement, or any deposit insurance assessment shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of any change in the NBD Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein. Each determination by the Agent of the Alternate Base Rate and the Eurodollar Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The

Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on the ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. Interest on Eurodollar Advances and ABR Advances determined with reference to the Federal Funds Effective Rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Interest on ABR Advances determined with reference to the NBD Rate shall be calculated on the basis of a 365/6 day year for the actual number of days elapsed.

      3.5 Indemnification for Loss
          ------------------------

          Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow or convert an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 3.3, as the case may be, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is reasonable and customarily used by such Lender for such purpose) equal to any loss or reasonable expense suffered by such Lender to the extent resulting from such failure to borrow or convert, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance.

      3.6 Reimbursement for Costs, Etc.
          -----------------------------

          (a) If at any time or from time to time there shall occur a Regulatory Change and any Lender shall have determined that such Regulatory Change (i) shall have had the effect of reducing (A) the rate of return on such Lender's capital or the capital of any Person directly or indirectly owning or controlling such Lender (each a "CONTROL PERSON"), or (B) the asset value (for capital purposes) to such Lender or such Control Person, as applicable, of the Loans or any participation therein, in any case to a level below that which such Lender or such Control Person would have achieved but for such Regulatory Change (after taking into account such Lender's or such Control Person's policies regarding capital), (ii) imposes, modifies or deems applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the London interbank market in connection with this Agreement and the Notes (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto), (iii) subjects such Lender, as applicable, to any tax (documentary, stamp or otherwise, but excluding any tax on such Lender's net income or revenues imposed by the United States or any other jurisdiction) with respect to this Agreement or any Note, or
(iv) changes the basis of taxation of payments to such Lender of principal, interest or fees payable under this Agreement or any Note (except for any tax, or changes in the rate of tax, on such

Lender's net income or revenues imposed by the United States or any other jurisdiction) then, in each such case, within ten days after receipt by the Borrower of a certificate with respect thereto given in accordance with Section
3.9 by such Lender, the Borrower shall pay to such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for (1) any such reduction referred to in clause (a)(i) of this Section 3.6, and
(2) any taxes, losses, costs or expenses (excluding general administrative and overhead costs) attributable to such Lender's or such Control Person's compliance during the term hereof with such Regulatory Change.

          (b) Each Lender agrees to provide the Borrower with notice of each Regulatory Change which would require the Borrower to make a payment to such Lender under this Section 3.6 promptly upon such Lender obtaining actual knowledge thereof and determining that it intends to require the Borrower to make such payment.

          (c) Each Lender will, at the request of the Borrower, designate a different lending office if such designation (i) will avoid the need for, or minimize the amount of, any compensation to which such Lender is entitled pursuant to this Section 3.6, and (ii) will not, in the sole judgment of such Lender, be otherwise disadvantageous to it. This Section 3.6 is subject to the limitations set forth in Section 11.6.

      3.7 Illegality or Impossibility of Funding
          --------------------------------------

          Notwithstanding any other provision hereof, if after the date hereof any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful or impossible for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, (a) the commitment of such Lender to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, and (b) such Lender's Loans then outstanding as Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to any Eurodollar Advances is suspended pursuant to this Section 3.7 and such Lender shall notify the Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

      3.8 Option to Fund; Substituted Interest Rate
          -----------------------------------------

          (a) Each Lender has indicated that, if the Borrower requests a Eurodollar Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and
3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner it sees fit, but all such determinations hereunder shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance during the applicable Interest Period through the purchase of deposits in an amount equal to its Commitment Percentage of such Eurodollar Advance having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance from or for the account of any branch or office of such Lender as such Lender may choose from time to time.

          (b) In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the London interbank market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 or Section 3.3, or (ii) Required Lenders shall have notified the Agent of their determination (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as a Eurodollar Advance or any Eurodollar Advance that will result from the requested conversion of any portion of the Loans into a Eurodollar Advance (each, an "AFFECTED ADVANCE"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or conversion date for such Affected Advance. If the Agent shall give such notice, (A) any Affected Advances shall be made as ABR Advances, (B) the Loans (or any portion thereof) that were to have been converted to Affected Advances shall be converted to or continued as ABR Advances, and (C) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. The Agent shall withdraw any notice under clause (i) or (ii), as the case may be, of this Section 3.8(b) by notice to the Borrower promptly upon (x) in the case of clause (i), the Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.3 or Section 3.3, or (y) the Agent having been notified by Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, and until such withdrawal of a notice under clause (i) or (ii), as the case may be, of this Section 3.8(b), no further Eurodollar Advances of the affected type shall be required to be made by the Lenders nor shall the Borrower have the right to convert all or any portion of the Loans to such type of Eurodollar Advances.

      3.9 Certificates of Payment and Reimbursement
          -----------------------------------------

          Each Lender agrees, in connection with any request by it to the Borrower for payment or reimbursement pursuant to Section 3.5 or 3.6, to provide the Borrower with a certificate, signed by an officer of such Lender, setting forth a description in reasonable detail of the amount and nature of any such payment or reimbursement. Each Lender's determination of such payment or reimbursement shall be conclusive absent manifest error.

      3.10 Taxes; Net Payments
           -------------------

           (a) All payments made by the Borrower to the Agent and each Lender under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any taxes required by law to be withheld from any amounts payable under the Loan Documents excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed (including, without limitation, branch taxes imposed by the United States or similar taxes imposed by a political subdivision or taxing authority thereof) on the Agent or such Lender, as the case may be, by the jurisdiction under the laws of which such Person is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Person's lending office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes being hereinafter called "Taxes"). In the event that the Borrower is prohibited by law from making payments hereunder free of deductions or withholdings in respect of Taxes, then the Borrower shall pay such additional amounts to the Agent, for the benefit of the Lenders, as may be necessary in order that the actual amounts received by each Lender in respect of interest and any other amounts payable hereunder or under its Note after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required. In the event that any such deduction or withholding with respect to Taxes can be reduced or nullified as a result of the application of any relevant double taxation convention, the Agent or the relevant Lender, as the case may be, will (unless it would be otherwise disadvantageous to it) cooperate with the Borrower (at the sole expense of the Borrower) in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, provided, however, that the Agent and the Lenders shall have no obligation to engage in litigation with respect thereto. If the Borrower shall make any payments under this Section 3.10 or shall make any deductions or withholdings from amounts paid hereunder in accordance with this Section 3.10, the Borrower shall, as promptly as practicable thereafter, forward to the Agent original or certified copies of official receipts or other evidence acceptable to the Agent establishing such payment and the Agent in turn shall distribute copies of such receipts to each Lender. If payments to any Lender hereunder are or become subject to any withholding, such Lender shall (unless otherwise required by a Governmental Authority or as a result of any law, rule, regulation, order or similar directive applicable to such Lender) designate a different office or branch to which payments are to be made under the Loan Documents from that initially selected by such Lender, if such designation would avoid or mitigate such withholding and would not be otherwise disadvantageous to such Lender in any respect. In the event that any Lender shall have determined that it received a refund or credit for Taxes paid by the Borrower under this Section 3.10, such Lender shall promptly notify the Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit applicable to the payments made by the Borrower in respect of such Lender under this Section 3.10.

           (b) Each Lender not incorporated under the laws of the United States or any State thereof shall deliver to the Agent and the Borrower such certificates, documents, or other evidence as the Agent or the Borrower, as the case may be, may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under Section 1441, 1442 or 3406 of the Code or as may be necessary to establish, under any law imposing upon the Agent or the Borrower, hereafter, an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Agent on behalf of such Lender are not subject to withholding. Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay to any Lender, and the Agent shall have no obligation to remit to such Lender, any amount which the Borrower or the Agent, as the case may be, is liable to withhold due to the failure of such Lender to file any statement of exemption required by the Code.

           (c) This Section 3.10 shall be subject to the limitations set forth in Section 11.6.

      3.11 Commitment Fees
           ---------------

           The Borrower agrees to pay to the Agent for the pro rata account of the Lenders a fee (the "COMMITMENT FEE"), payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the Commitment Termination Date, at a rate per annum equal to the Applicable Percentage on the average daily excess, for the calendar quarter (or, in the case of such payment payable on the Commitment Termination Date, portion of the calendar quarter) then ending, of (a) the Aggregate Commitment Amount, over (b) the aggregate outstanding principal balance of the Loans.

      3.12 Utilization Fees
           ----------------

           The Borrower agrees to pay the Agent for the pro rata account of the Lenders a fee (the "UTILIZATION FEE"), payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the Commitment Termination Date, in the amount equal to 0.15% per annum on each Loan outstanding, and for the period each such Loan was outstanding, during the calendar quarter (or, in the case of such payment payable on the Commitment Termination Date, the portion of the calendar quarter) then ending, provided that such Utilization Fee shall only be payable for any calendar quarter (or portion) for which the average daily aggregate outstanding principal balance of the Loans during such calendar quarter (or portion) was greater than 33% of the average daily Aggregate Commitment Amount during such calendar quarter (or portion).

   4. REPRESENTATIONS AND WARRANTIES
      ------------------------------

           In order to induce the Agent to enter into this Agreement and to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby makes the following representations and warranties to the Agent and the Lenders:

      4.1 Subsidiaries; Capital Stock
          ---------------------------

          As of the date of this Agreement, the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Borrower and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1. Each Subsidiary that is a Material Subsidiary as of the date of this Agreement is identified as such on Schedule 4.1. As of the date of this Agreement, the shares of, or partnership or other interests in, each Subsidiary owned beneficially and of record by the Borrower or another Subsidiary are free and clear of all Liens except as permitted by Section 8.2, and are duly authorized, validly issued, fully paid and non-assessable. As of the date of this Agreement, except as set forth on Schedule 4.1, (a) no Subsidiary has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof and (b) there are no agreements, voting trusts or understandings binding upon any Subsidiary with respect to the voting securities of any Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

      4.2 Existence and Power
          -------------------

          Each of the Borrower and each Subsidiary is (a) duly organized, validly existing and, other than with respect to such jurisdictions where such concept is not applicable, in good standing under the laws of the jurisdiction of its formation, except where the failure to be so organized, existing or in good standing could not reasonably be expected to have a Material Adverse effect, (b) has all requisite power and authority to own its Property and to carry on its business as now conducted, except where the failure to have such power or authority could not reasonably be expected to have a Material Adverse effect, and (c) is in good standing (other than in the case such jurisdictions where such concept is not applicable) and authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect.

      4.3 Authority
          ---------

          Each of the Borrower and each Material Subsidiary has full power and authority to own its Property, conduct its business, and enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate, partnership or other action, as the case may be, and is in full compliance with its certificate of incorporation and by-laws or partnership agreement and/or other organic documents, as the case may be. No consent or approval of, notice to, filing with, or other action by, shareholders of the Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize in respect of the Borrower or any of the Material Subsidiaries, or is required in connection with the execution, delivery and performance by the Borrower and each Material Subsidiary of, the Loan Documents to which it is a party, or is required as a condition to the enforceability against the Borrower or such Material Subsidiary of the Loan Documents to which it is a party.

      4.4 Binding Agreement
          -----------------

          The Loan Documents constitute the valid and legally binding obligations of the Borrower and each Subsidiary to the extent the Borrower or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy.

      4.5 Litigation
          ----------

          Except as set forth on Schedule 4.5, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or maintained by the Borrower or any Subsidiary, or to which the Property of the Borrower or such Subsidiary may be subject, at law or in equity, before any Governmental Authority, which could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

      4.6 No Conflicting Agreements
          -------------------------

          (a) Neither the Borrower nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound, unless the effect of such default could not reasonably be expected to have a Material Adverse effect.

          (b) No provision of any statute, rule, regulation, judgment, directive, decree or order, or any existing material mortgage, indenture, contract or agreement, in each case binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prohibit the execution, delivery or performance by the Borrower or any Subsidiary of the terms of, any Loan Document. The execution, delivery or performance by the Borrower and each Subsidiary of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement, which defaults or Liens, individually or in the aggregate, would have or result in a Material Adverse effect.

      4.7 Taxes
          -----

          The Borrower and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due. and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens have been filed against the Borrower or any Subsidiary and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Effective
Date) to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and the Borrower knows of no unpaid assessment which is or might be due and payable against it or any Subsidiary or any Property of the Borrower or any Subsidiary, except such thereof as could not reasonably be expected to have a Material Adverse effect.

      4.8 Compliance with Applicable Laws; Filings
          ----------------------------------------

          Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

      4.9 Governmental Regulations
          ------------------------

          Neither the Borrower nor any Subsidiary nor any corporation controlled by, controlling, or under common control with, the Borrower or any Subsidiary, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, in each case as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      4.10 Property
           --------

           Each of the Borrower and each Subsidiary has good and marketable title to, or a valid leasehold interest in, all of its real property, and is the owner of, or has a valid lease of, all personal property, except where the failure to have good and marketable title to, or a valid leasehold interest in, such real property, or the failure to be the owner of, or have a valid lease of, such personal property, as the case may be, could not reasonably be expected to have a Material Adverse effect, subject to no Liens, except such Liens permitted by Section 8.2. All leases of Property to each of the Borrower and each Subsidiary are in full force and effect, the Borrower or such Subsidiary enjoys quiet and undisturbed possession under all leases of real property and neither the Borrower nor any Subsidiary is in default beyond any applicable grace period of any provision thereof, except where the failure of such leases to be in full force and effect or the failure to enjoy quiet and undisturbed possession under such leases of real property, or where such default, as the case may be, could not reasonably be expected to have a Material Adverse effect. The foregoing representation is not intended to benefit any title insurer or other third party in respect of Property owned by the Borrower or any Subsidiary by way of subrogation or otherwise.

      4.11 Federal Reserve Regulations; Use of Loan Proceeds
           -------------------------------------------------

           Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and the Subsidiaries. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System.

      4.12 No Misrepresentation
           --------------------

           No representation or warranty contained in any Loan Document and no certificate, Financial Statement, annual audited or quarterly unaudited Consolidated financial statement furnished pursuant to Section 7.7(a) or 7.7(c), or written notice furnished or to be furnished by the Borrower or any Subsidiary pursuant to Section 7.7, contained or will contain, as of its date, a misstatement of material fact, or omitted or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

      4.13 Plans
           -----

           (a) Each Employee Benefit Plan and to the knowledge of Borrower, each Multiemployer Plan has been and will be maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto and no condition exists that would require the Borrower to give notice under Section 7.7(g); (b) no Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations issued by the PBGC, has occurred and is continuing with respect to any Employee Benefit Plan, (c) no liability to the PBGC has been incurred by the Borrower or any Subsidiary or any ERISA Affiliate with respect to any Employee Benefit Plan, other than for premiums due and payable, and (d) no contribution failure sufficient to give rise to a lien under Section 412(n) of the Code, or
Section 302(f) of ERISA, has occurred and is continuing with respect to any Employee Benefit Plan.

      4.14 Environmental Matters
           ---------------------

           Except as set forth on Schedule 4.14, neither the Borrower nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 ET SEQ., or any analogous state law, which liability would reasonably be expected to have a Material Adverse effect. Except as set forth on
Schedule 4.14, the Borrower and each Subsidiary is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., part 264, subpart H, and part 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.

      4.15 Financial Statements
           --------------------

           The Borrower has heretofore delivered to the Lenders and the Agent copies of its audited Consolidated Balance Sheet as of December 31, 1998, and the related Consolidated Statement of Income and Retained Earnings, and Consolidated Statement of Cash Flows, for the fiscal year then ended (together with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect. Neither the Borrower nor any Subsidiary has any material obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. Since December 31, 1998, there has been no Material Adverse change and the Borrower and the Subsidiaries have in all material respects conducted their businesses only in the ordinary course.

      4.16 Franchises, Intellectual Property, Etc.
           ---------------------------------------

           The Borrower and each Subsidiary possesses or has the right to use all franchises, Intellectual Property and licenses that are material and necessary for the conduct of its business, and to the knowledge of the Borrower and the Subsidiaries, such franchises, Intellectual Property or licenses do not infringe upon the valid rights of others in a manner that could reasonably be expected to have a Material Adverse effect. No event has occurred that permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any rights to such franchises, Intellectual Property or licenses, which revocation or termination could reasonably be expected to have a material Adverse effect.

      4.17 Labor Relations
           ---------------

           As of the Effective Date, to the best knowledge of the Borrower, no petition (that remains pending) has been filed or proceedings (that remain pending) instituted by any employee or group of employees with any labor relations board seeking recognition of any bargaining representative with respect to the Borrower or such Subsidiary. Except as set forth on Schedule 4.17, there are no material controversies pending between the Borrower or any Subsidiary and any of their respective employees, which could reasonably be expected to have a Material Adverse effect.

      4.18 Year 2000
           ---------

           The Borrower has assessed the Year 2000 Issues and has a program that it reasonably believes will substantially remediate the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse effect.


   5. CONDITIONS OF MAKING LOANS ON THE FIRST BORROWING DATE
      ------------------------------------------------------

      In addition to the requirements set forth in Section 6, the obligation of each Lender to make one or more Loans on the first Borrowing Date is subject to the fulfillment of the following conditions when indicated or, if not so indicated, on or prior to the first Borrowing Date:

      5.1 Evidence of Corporate and Other Action
          --------------------------------------

          On or prior to the Effective Date, the Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors or other analogous managing body and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation and by-laws or other organizational documents, (iii) setting forth the incumbency of the corporate officer(s) or other analogous counterparts thereof who may sign such Loan Documents, including therein a signature specimen of such corporate officer or counterpart, as the case may be, and (iv) attaching a certificate of good standing of the Secretary of State of the State of its formation and, without duplication, each of the following jurisdictions: California, Delaware, Kentucky, New York and Ohio.

      5.2 Notes
          -----

          On or prior to the Effective Date, the Borrower shall have delivered to the Agent (for delivery to each Lender) each of the Notes, as executed by the Borrower.

      5.3 Subsidiary Guaranty
          -------------------

          On or prior to the Effective Date, the Borrower shall have delivered or caused to be delivered to the Agent a guaranty, dated the Effective Date and in the form of Exhibit D, executed by each Domestic Subsidiary indicated as a Material Subsidiary on Schedule 4.1, including, without limitation, Gibson International (as the same may be amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), subject to Section 7.16.

      5.4 Existing Bank Indebtedness
          --------------------------

          The Existing Bank Indebtedness shall have been completely discharged, all Liens, if any, securing the same shall have been terminated, all of the obligations of the financial institutions party to the Existing Credit Agreement to extend credit thereunder shall have been terminated, and the Agent shall have received satisfactory evidence of all of the foregoing.

      5.5 Approvals
          ---------

          All approvals and consents of all Governmental Authorities, and all approvals and all consents of all other Persons, in each case which are required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been obtained, all required notices have been given, and all required waiting periods have expired, and the Agent shall have received a certificate, dated the Effective Date, in all respects satisfactory to the Agent, to the foregoing effect.

      5.6 Litigation
          ----------

          There is no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting any Loan Document or any transaction contemplated by the Loan Documents, and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending seeking to prevent or delay any of the foregoing or challenging any term or provision thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, dated the Effective Date, in all respects reasonably satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effect.

      5.7 Insurance
          ---------

          On or prior to the Effective Date, the Agent shall have received a certificate of the CFO, in all respects satisfactory to the Agent, certifying that the Borrower is in compliance with Section 7.3.

      5.8 Approval of Special Counsel
          ---------------------------

          All legal matters incident to the making of each Loan on the first Borrowing Date shall be reasonably satisfactory to Special Counsel.

      5.9 Opinion of Counsel
          ------------------

          On or prior to the Effective Date, the Agent shall have received an opinion of Taft, Stettinius & Hollister LLP, counsel to the Borrower and the Subsidiaries, dated the Effective Date and in the form of Exhibit E.


      5.10 Payment of Fees
           ---------------

           On or prior to the Effective Date, the Borrower shall have paid to the Agent and the Lenders all Fees and all expenses (including the fees and disbursements of Special Counsel) which it shall have agreed to pay, to the extent such Fees and expenses shall have become payable on or prior to the Effective Date.

      5.11 Year 2000 Program
           -----------------

           On or prior to the Effective Date, the Agent and the Lenders shall have received information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program.

      5.12 Other Documents
           ---------------

           The Agent shall have received such other documents (including financial statements), each in form and substance satisfactory to the Agent, as the Agent shall reasonably require in connection with the making of the first Loans.


   6. CONDITIONS OF MAKING LOANS ON EACH BORROWING DATE
      -------------------------------------------------

           The obligation of each Lender to make each Loan is subject to the fulfillment of the following conditions precedent:

      6.1 Compliance
          ----------

          On each Borrowing Date, and after giving effect to the Loans to be made on such Borrowing Date, (a) there shall exist no Default or Event of Default, and (b) the representations and warranties contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date.

      6.2 Closings
          --------

          All documents required by the provisions of this Agreement to have been executed or delivered by each Loan Party to the Agent or any Lender on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

      6.3 Borrowing Request
          -----------------

          The receipt by the Agent of a Borrowing Request executed by the Borrower.

   7. AFFIRMATIVE AND FINANCIAL COVENANTS
      -----------------------------------

      The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date, and (b) the payment in full of the Notes and the performance by the Borrower of all of its other obligations under the Loan Documents, the Borrower will:

      7.1 Legal Existence
          ---------------

          Maintain, and cause each Material Subsidiary to maintain, its corporate, partnership or other legal existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect; PROVIDED that this Section 7.1 shall not prohibit a Gibson International Disposition.

      7.2 Taxes
          -----

          Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that failure to pay and discharge when due such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.

      7.3 Insurance
          ---------

          Maintain, and cause each Material Subsidiary to maintain, insurance with financially sound insurance carriers against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including, as appropriate, business interruption, public liability (bodily injury and property damage), fidelity, workers' compensation and property insurance.

      7.4 Performance of Obligations
          --------------------------

          Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any Subsidiary, except those Liens permitted under Section 8.2, provided that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

      7.5 Condition of Property
          ---------------------

          Except for ordinary wear and tear, at all times maintain, protect and keep in good repair, working order and condition, all Property used in the operation of its business, and cause each Subsidiary so to do, except to the extent that the failure so to do would not, individually or in the aggregate, have a Material Adverse effect.

      7.6 Observance of Legal Requirements
          --------------------------------

          Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, including, without limitation, ERISA and environmental laws, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

      7.7 Financial Statements and Other Information
          ------------------------------------------

          Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to each Lender:

          (a) As soon as available and, in any event, within 90 days after the close of each fiscal year, a copy of (i) the Borrower's Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Income and Retained Earnings, and Consolidated Statement of Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail and, in the case of such Consolidated financial statements, accompanied by an unqualified report of the Accountants, which report shall state that (A) the Accountants audited such Consolidated financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for their opinion, and (C) said Consolidated financial statements have been prepared in accordance with GAAP;

          (b) [intentionally omitted]

          (c) As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of
(i) the Balance Sheet, as of the end of such quarter, of the Borrower and the Subsidiaries on a Consolidated basis, and (ii) the related Statements of Income and Retained Earnings, and Statements of Cash Flows, of the Borrower and the Subsidiaries on a Consolidated basis for (x) such quarter, and (y) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparative form with the prior fiscal year, all in reasonable detail, together with a Compliance Certificate of the CFO, which certificate shall state that (1) all such financial statements are true, complete and correct in all material respects and, have been prepared in accordance with GAAP (without footnotes and subject to year-end adjustments), and (2) there exists no violation of any of the terms or provisions of the Loan Documents and that no condition or event has occurred which would constitute a Default or an Event of Default, or if so, specifying in such certificate all such violations, conditions and events and the nature and status thereof;

          (d) Prompt written notice upon the Borrower's or any Subsidiary's obtaining knowledge that: (i) any Indebtedness (other than Indebtedness under the Loan Documents) of the Borrower or any Subsidiary in an aggregate amount in excess of $2,000,000 shall have been declared or become due and payable prior to its stated maturity, or called and not paid when due, or (ii) the holders of any notes (other than the Notes), or other evidence of Indebtedness, certificates or securities evidencing any such Indebtedness, or any obligees with respect to any other Indebtedness of the Borrower or any Subsidiary, have the right to declare Indebtedness in an aggregate amount in excess of $2,000,000 due and payable prior to its stated maturity;

          (e) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or
(iv) of this Section 7.7(g), could reasonably be expected to have a Material Adverse effect;

          (f) Promptly upon becoming available, copies of all regular, periodic or special reports, schedules, proxy statements, registration statements, 10-Ks, 10-Qs and 8-Ks which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, and copies of all material news releases sent to financial analysts;

          (g) Promptly upon becoming aware of the occurrence of any (i) Reportable Event with respect to an Employee Benefit Plan, other than a Reportable Event for which the reporting requirements have been waived by regulations issued by the PBGC, (ii) contribution failure sufficient to give rise to a lien under Section 412(n) of the Code, or Section 302(f) of ERISA, with respect to any Employee Benefit Plan, (iii) "prohibited transaction" (as such term is defined in Section 4975 of the Code with respect to an Employee Benefit Plan, (iv) notice of intent to terminate any Employee Benefit Plan under
Section 4041(c) of ERISA, (v) with respect to an Employee Benefit Plan, the institution by the PBGC of proceedings under Section 4042 of ERISA, or (vi) complete or partial withdrawal from a Multiemployer Plan by the Borrower, any Subsidiary or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including any obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in insolvency or reorganization or that it intends to terminate or has terminated in connection with any Employee Benefit Plan (or in the case of (vi), any Multiemployer Plan) or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and when known, any action taken by the Internal Revenue Service, the PBGC or the Department of Labor with respect thereto;

          (h) Upon becoming aware thereof, prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and (iii) each Material Adverse change (including, without limitation, developments with respect to Year 2000 Issues); and

          (i) Promptly upon request therefor, such other information and reports regarding the business, condition (financial or otherwise) or Property of the Borrower and the Subsidiaries, as the Agent or any Lender at any time or from time to time may reasonably request.

      7.8 Inspection
          ----------

          At all reasonable times, upon reasonable prior notice, permit representatives of the Agent or any Lender to visit the offices of the Borrower or any Subsidiary, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower or any Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower or any Subsidiary and to meet and discuss the affairs of the Borrower and each Subsidiary with the Accountants.

      7.9 Authorizations
          --------------

          Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, service marks, franchises, licenses, permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses, except to the extent the failure so to maintain such items, individually or in the aggregate, could not reasonably be expected to have a Material Adverse effect.

      7.10 Subsidiaries
           ------------

          Except as set forth on Schedule 4.1, at all times maintain (directly or indirectly), beneficially and of record, 100% of the voting control of, and 100% of the equity in, each of its Material Subsidiaries.

      7.11 Leverage
           --------

           Maintain Leverage of not greater than 45%.

      7.12 Consolidated Net Worth
           ----------------------

           Maintain Consolidated Net Worth of not less than the sum of (a) $230,000,000 PLUS (b) 50% of the positive Consolidated net income of the Borrower and the Subsidiaries for each completed fiscal quarter ending on or after March 31, 1999.

      7.13 Interest Coverage
           -----------------

           At each fiscal quarter end, have Interest Coverage of not less than 250%.

      7.14 Additional Subsidiaries
           -----------------------

           (a) Within 45 days after the end of each fiscal quarter, cause each Person (other than an existing Guarantor) which shall be both a Domestic Subsidiary and a Material Subsidiary as of such fiscal quarter end, to become a party to the Subsidiary Guaranty in accordance with the terms thereof.

           (b) Cause each Subsidiary which shall have become a party to the Subsidiary Guaranty at any time after the Effective Date to deliver to the Agent, simultaneously with the execution and delivery of the same, (i) a certificate, dated the date such Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had become a party to the Subsidiary Guaranty on the Effective Date, and (ii) if requested by the Agent, an opinion of counsel to such Subsidiary covering the same matters with respect to such Subsidiary covered by the opinions delivered pursuant to Section 5.9, and otherwise in form and substance reasonably satisfactory to the Agent.

      7.15 Year 2000
           ---------

           Take, and cause each Subsidiary to take, all reasonable actions to implement the Year 2000 Program and prevent Year 2000 Issues from having a Material Adverse effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

      7.16 Gibson International
           --------------------

           Within 30 days after Gibson International shall have become a Foreign Subsidiary, if ever, deliver to the Agent a pledge agreement, in form and substance reasonably satisfactory to the Agent and the Required Lenders (as the same may be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which the Borrower shall pledge to the Agent, for the benefit of the Lenders and the Agent, 65% of the Stock and other equity interests of the Borrower in Gibson International, together with all rights, title and interests of the Borrower relating thereto, all as more fully set forth in the Pledge Agreement, to secure the Borrower Obligations (as defined in the Subsidiary Guaranty), and simultaneously with the execution and delivery of the Pledge Agreement, deliver to the Agent (i) all certificates evidencing the Stock and other equity interests covered by the Pledge Agreement, (ii) assignments separate from certificate, in form and substance reasonably satisfactory to the Agent, duly executed in blank for all such certificates, and
(iii) if requested by the Agent, an opinion of counsel to the Borrower covering the same matters with respect to the Pledge Agreement covered by the opinion delivered pursuant to Section 5.9, and otherwise in form and substance reasonably satisfactory to the Agent. The Borrower shall, within 30 days after request therefor by the Agent from time to time, execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Agent and the Lenders under, the Pledge Agreement and the other Loan Documents. Upon the execution and delivery by the Borrower of the Pledge Agreement and the other items required under this Section 7.16, provided that no Default or Event of Default then exists, Gibson International shall be released from its obligations under the Subsidiary Guaranty, subject to reinstatement as a Guarantor in accordance with the requirements of Section 7.14 if Gibson International subsequently meets the conditions therefor. Upon any such release, the Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such release.

   8. NEGATIVE COVENANTS
      ------------------

      The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date, and (b) the payment in full of the Notes and the performance by the Borrower of all of its other obligations under the Loan Documents, the Borrower shall not:

      8.1 Indebtedness
          ------------

          Create, incur, assume or suffer to exist any Indebtedness, or permit any Subsidiary so to do, except any one or more of the following types of
Indebtedness: (a) Indebtedness under the Loan Documents, (b) the Existing Bank Indebtedness, provided that such Indebtedness shall be repaid in full prior to or simultaneously with the making of the initial Loans on the first Borrowing Date, (c) Indebtedness set forth on Schedule 8.1, (d) Domestic Intercompany Debt (excluding Gibson International Intercompany Debt), (e) Indebtedness of the Borrower and its Subsidiaries not in excess of $35,000,000 in the aggregate at any one time outstanding under reimbursement agreements in respect of trade or commercial letters of credit, (f) Contingent Obligations of the Borrower and its Domestic Subsidiaries and other Indebtedness of the Borrower and its Domestic Subsidiaries not in excess of $10,000,000 in the aggregate for all such Contingent Obligations and other Indebtedness at any one time outstanding (excluding Indebtedness permitted under clauses (d) and (i)), (g) Contingent Obligations of the Borrower's Foreign Subsidiaries and other Indebtedness of the Borrower's Foreign Subsidiaries not in excess of $10,000,000 (or the Dollar equivalent at the Agent's spot exchange rate on the date of determination) in the aggregate for all such Contingent Obligations and other Indebtedness at any one time outstanding (excluding Indebtedness permitted under clauses (h) and (i)), (h) Non-Guarantor Intercompany Debt (excluding Gibson International Intercompany Debt) in an aggregate principal amount outstanding at any one time not in excess of $15,000,000 (or the Dollar equivalent), and (i) Gibson International Intercompany Debt in an aggregate principal amount outstanding at any one time not in excess of $25,000,000 (or the Dollar equivalent).

      8.2 Liens
          -----

          Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any Subsidiary, or permit any Subsidiary so to do, except any one or more of the following types of
Liens: (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under
Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges or levies which are not delinquent or are being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (e) Liens of attachments, judgments or awards against the Borrower or any Subsidiary with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (f) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not have, or would not be reasonably expected to result in, a Material Adverse effect, (g) Liens on Property of the Borrower or any Subsidiary existing on the Effective Date and set forth on Schedule 8.2, (h) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any Subsidiary, provided that the obligations secured thereby are not in default,
(i) Liens on Margin Stock to the extent that a prohibition on such Liens pursuant to this Section 8.2 would violate Regulation U of the Board of Governors of the Federal Reserve System, as amended, and (j) any lien created to secure payment of a portion of the purchase price of any tangible fixed asset acquired by the Borrower or any of the Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Borrower or any Subsidiary for such fixed asset and the requirements of Section 8.1 are at all times satisfied, provided that such Lien does not encumber any other asset at any time owned by the Borrower or any Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

      8.3 Dispositions
          ------------

          Make any Disposition or permit any Subsidiary to do so, except any one or more of the following: (a) Dispositions of any Investments permitted under Sections 8.5(a) through and including 8.5(i) and Sections 8.5(o) and 8.5(p), (b) Dispositions of Margin Stock to the extent that a prohibition on such Dispositions pursuant to this Section 8.3 would violate Regulation U of the Board of Governors of the Federal Reserve System, as amended, (c) Domestic Intercompany Dispositions, (d) Dispositions by the Borrower of the capital stock of any Subsidiary which is not a Material Subsidiary, and (e) a Gibson International Disposition.

      8.4 Mergers and Acquisitions
          ------------------------

          Consolidate or merge into or with any Person, or make any Acquisition, or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any Subsidiary so to do, except any one or more of the following: (a) any wholly-owned Subsidiary may merge into or be acquired by the Borrower or any other wholly-owned Subsidiary, provided that in the case of the Borrower being a party to such merger or Acquisition, the Borrower is the survivor thereof, and provided further that in each case referred to in this clause (a), immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, (b) Acquisitions by the Borrower or any Subsidiary of Investments permitted by Section 8.5, (c) Capital Expenditures permitted by Section 8.11, and (d) other Acquisitions the aggregate cost of which during any fiscal year does not exceed $5,000,000. Nothing in this Section 8.4 shall prohibit a Gibson International Disposition.

      8.5 Investments
          -----------

          Any time hold, purchase, invest in or otherwise acquire any derivative product or any interest therein or any debt security or Stock of, or any other equity interest in, any Person, or make any loan or advance (other than cash advances to retail customers in the ordinary course of business) to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in any Person (all of which are sometimes referred to herein as "Investments"), or permit any Subsidiary so to do, except any one or more of the following
Investments: (a) Investments by the Borrower or any Subsidiary in short-term direct obligations of the United States of America (and not the agencies or instrumentalities thereof), (b) Investments by the Borrower or any Subsidiary in short-term debt securities of any issuer, provided that the principal thereof and interest thereon is unconditionally guaranteed by the United States of America (and not the agencies or instrumentalities thereof), (c) Investments by the Borrower or any Subsidiary in short-term certificates of deposit, in Dollars, of any Lender or any other depository institution chartered under the laws of the United States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance Corporation and which has capital and undivided surplus of not less than $500,000,000, (d) Investments by the Borrower or any Subsidiary in commercial paper having the highest commercial paper rating by S&P or Moody's, (e) Investments in over-collateralized repurchase agreements with primary dealers reporting daily to the Federal Reserve Bank of New York with a net worth of not less than $100,000,000, (f) Investments in United States money market obligations and foreign bank money market obligations, provided that if the applicable institution is a foreign bank, such institution, together with any Affiliates of such institution, has a net worth of at least $200,000,000, and if the applicable institution is a United States bank, such institution is a depository institution chartered under the laws of the United States of America or any State thereof, has a net worth, together with any Affiliates of such institution, of at least $200,000,000, has a BankWatch rating of at least B/C and has commercial paper, if issued, rated at least A-2 by S&P or P-2 by Moody's, (g) bank and corporate bonds with maturities of not more than 5 years, provided that the issuers thereof have a rating of at least A by S&P or A-2 by Moody's, (h) Investments in short-term municipal securities rated at least MIG-1 by Moody's or backed by a letter of credit issued by any Lender or any other depository institution chartered under the laws of the United States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance

Corporation and which has capital and undivided surplus of not less than $500,000,000, (i) Investments in intermediate to long-term municipal securities rated at least A by S&P or A-2 by Moody's, provided in any case that the maturities of such municipal securities are less than 5 years, (j) Investments by the Borrower or any Domestic Subsidiary in Domestic Intercompany Debt permitted under Section 8.l, Investments by the Borrower in Gibson International Intercompany Debt permitted under Section 8.1, and Investments by the Borrower or any Subsidiary in Non-Guarantor Intercompany Debt permitted under Section 8.1, (k) Acquisitions permitted by Section 8.4 (excluding clause (b) of Section 8.4), (l) Investments in non-speculative foreign exchange and interest rate protection arrangements in the ordinary course of business, (m) Investments in Foreign Subsidiaries in amounts equal to dividends and other distributions received by the Borrower from Foreign Subsidiaries, provided that any such Investment shall be made in the same Foreign Subsidiary from which the Borrower received such dividend or other distribution, and such Investment shall be made within 10 Domestic Business Days of the Borrower's receipt of such dividend or other distribution, (n) Investments in one or more Domestic Subsidiaries which are Guarantors, (o) Investments by Foreign Subsidiaries or foreign branches of Domestic Subsidiaries of operating cash balances, in the ordinary course of business and cash management, in short-term money market investments or accounts denominated in foreign currencies of the nation under the laws of which such Foreign Subsidiary is organized or such foreign branch is located, as the case may be, (p) Investments by Foreign Subsidiaries or foreign branches of Domestic Subsidiaries in (1) short-term direct obligations of the nation under the laws of which such Foreign Subsidiary is organized, (2) short-term debt securities issued or guaranteed as to payments of principal and interest by the nation under the laws of which such Foreign Subsidiary is organized, and (3) short-term money market investments or short-term time deposits, in either case denominated in foreign currencies of the nation under the laws of which such Foreign Subsidiary is organized or such foreign branch is located, as the case may be, provided, however, that (X) the aggregate fair market value of all such Investments made pursuant to this Section 8.5(p) shall not exceed $3,000,000 at any one time, (Y) the aggregate fair market value of all such Investments made pursuant to this Section 8.5(p) in British Pounds shall not exceed $3,000,000 at any one time, and (Z) the aggregate fair market value of all such Investments made pursuant to this Section 8.5(p) in all other OEDC currencies, in the aggregate, shall not exceed $1,000,000 at any one time, and (q) other Investments, including, without limitation, investments in "rabbi" trusts, the aggregate cost of which does not exceed $20,000,000.

      8.6 Restricted Payments
          -------------------

          Make any Restricted Payment or permit any Subsidiary so to do, except any one or more of the following Restricted Payments: (a) any wholly-owned Subsidiary may pay dividends and make other distributions, and (b) provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist, the Borrower may pay dividends and make distributions on and redemptions of any class of Stock or other type or class of equity interest or equity investment not in excess of $10,000,000 in the aggregate during any fiscal year.

      8.7 Limitation on Upstream Dividends by Subsidiaries
          ------------------------------------------------

          Permit, cause or suffer to exist, any Subsidiary to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement or any applicable statute, rule or regulation) with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any other Subsidiary or from making any other distribution on account of any class of any such stock (herein referred to as "UPSTREAM DIVIDENDS"), or (b) the declaration or payment of Upstream Dividends by a Subsidiary or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.

      8.8 Line of Business
          ----------------

          Engage in any business, or permit any Subsidiary so to do, that is materially different from the business conducted by the Borrower and the Subsidiaries on the Effective Date.

      8.9 Amendment of Certain Documents and Agreements
          ---------------------------------------------

          Amend, supplement or otherwise modify its certificate of incorporation or by-laws, or cause, permit or otherwise allow any Subsidiary to amend, supplement or otherwise modify its certificate of incorporation or by-laws or, if such Subsidiary is not a corporation, any analogous counterpart thereof, unless, in any such case, such amendment, supplement or modification would not materially and adversely affect the interests of the Agent or any Lender under the Loan Documents.

      8.10 Transactions with Affiliates
           ----------------------------

           Become, or permit any Subsidiary to become, a party to any transaction with any Affiliate of the Borrower on a basis less favorable to the Borrower and the Subsidiaries than if such transaction were not with an Affiliate; provided that this Section 8.10 shall not prohibit any Indebtedness permitted under clause (d), (h) or (i) of Section 8.1.

      8.11 Capital Expenditures
           --------------------

           Make any Capital Expenditure, or permit any Subsidiary so to do, except (a) Acquisitions permitted under Section 8.4 or 8.5, and (b) any Capital Expenditure in any fiscal year which, when added to all of the other Capital Expenditures of the Borrower and the Subsidiaries on a Consolidated basis during such fiscal year does not exceed $50,000,000.

      8.12 Long Term Leases
           ----------------

           Become liable, renew or extend as lessee under, or incur any Contingent Obligation in respect of, any Long Term Lease, or permit any Subsidiary so to do, if immediately after giving effect thereto and to any concurrent transactions, the aggregate annual Rentals payable during any current or future period of twelve consecutive months under all Long Term Leases would exceed $17,500,000.

   9. DEFAULT
      -------

      9.1 Events of Default
          -----------------

          The following shall each constitute an "EVENT OF DEFAULT" hereunder;

          (a) The failure of the Borrower to make any payment of principal on any Note when due and payable; or

          (b) The failure of the Borrower to make any payment of interest on any Loan or any Fee on any date when due and payable and such default shall continue unremedied for a period of three Domestic Business Days after the same shall have become due; or

          (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Section 2.6, 7.1, 7.10, 7.11, 7.12, 7.13, or 7.14, or in
Section 8; or

          (d) The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

          (e) (i) Any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any Loan Document shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made, or (ii) any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof pursuant to any Loan Document, shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

          (f) (i) Liabilities and/or other obligations in an aggregate amount in excess of $2,000,000 of the Borrower or any Material Subsidiary (other than the obligations hereunder and under the Notes), whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such liabilities and/or obligations in excess of $2,000,000 shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or

          (g) The Borrower or any Material Subsidiary shall (i) suspend or discontinue its business (except as may otherwise be expressly permitted herein), or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, or (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 60 days, or
(xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or any such Material Subsidiary (except as may otherwise be expressly permitted herein); or

          (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction and continues unstayed and in effect for a period of 60 days (i) adjudging the Borrower or any Material Subsidiary as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Borrower or any Material Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee trustee, custodian, sequestrator (or other similar official) of the Borrower or any Material Subsidiary or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Material Subsidiary and any such decree or order continues unstayed and in effect for a period of 60 days; or

          (i) Judgments or decrees in an aggregate amount in excess of $1,000,000 (net of insurance coverage therefor which is not being contested by the insurer) against the Borrower or any material Subsidiary shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

          (j) A Change in Control shall have occurred or been agreed upon (except where agreed upon pursuant to an agreement that is fully contingent on obtaining the consent of the Required Banks); or

          (k) An event or condition occurs or exists with respect to any Employee Benefit Plan or Multiemployer Plan, and the Borrower or any Subsidiary or any ERISA Affiliate has incurred or in the reasonable opinion of the Required Lenders is reasonably likely to incur a liability or liabilities to such Employee Benefit Plan or Multiemployer Pension Plan, the PBGC, or a trustee under Section 4042 of ERISA (or any combination of the foregoing) which is material in relation to the financial condition of the Borrower and its Subsidiaries taken as a whole; provided, however, that no such amount shall be deemed to be material so long as the aggregate of all such amounts does not exceed the lesser of (i) $20,000,000 or (ii) 10% of Consolidated Net Worth; or

          (l) The Subsidiary Guaranty shall cease to be in full force and effect (except as provided in Section 7.16 with respect to Gibson International), or an "Event of Default" shall have occurred under, and as such term is defined in, the Subsidiary Guaranty; or

          (m) The Borrower shall have made a Disposition of all or any portion of the capital stock of any Subsidiary (except as permitted under Section 8.3(c), (d) and (e)).

      9.2 Contract Remedies
          -----------------

          (a) Upon the occurrence or at any time during the continuance of an Event of Default, the Agent, at the written request of the Required Lenders, shall notify the Borrower that all of the Aggregate Commitments have been terminated and/or that all of the Notes have been declared immediately due and payable, provided that upon the occurrence of an Event of Default under Section 9.1(g) or (h), all of the Aggregate Commitments shall automatically terminate and all of the Notes shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence and any other notice expressly provided for herein, the Borrower hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, the Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement and the other Loan Documents.

          (b) In the event that the Aggregate Commitments shall have been terminated or all of the Notes shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower or, except as otherwise required by law or the Subsidiary Guaranty, any other Loan Party under any Loan Document by any of the Lenders (except funds received by any Lender as a result of a purchase from such Lender pursuant to the provisions of Section 11.9) shall be remitted to the Agent, and shall be applied by the Agent in payment of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to reimburse the Agent and thereafter the Lenders for any expenses due from the Borrower pursuant to the provisions of
Section 11.5, (ii) second, to the payment of the Fees, (iii) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Notes) payable by the Borrower to the Agent or any of the Lenders under the Loan Documents, (iv) fourth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of interest due on the Notes, (v) fifth, to the payment, pro rata according to the aggregate outstanding principal balance of the Notes, of such principal, and (vi) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

          (c) In the event that the Notes shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Agent may, and upon the written request of the Required Lenders shall, proceed to enforce the rights of the holders of the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents.

   10. THE AGENT
       ---------

       10.1 Appointment
            -----------

            Each Lender hereby irrevocably designates and appoints NBD as the "Agent" of such Lender under the Loan Documents and each Lender hereby irrevocably authorizes NBD, as Agent, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

       10.2 Delegation of Duties
            --------------------

            The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

       10.3 Exculpatory Provisions
            ----------------------

            Neither the Agent, the Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any party contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or the Arranger under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower, any Subsidiary, or any other Person to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower or any Subsidiary. The Agent shall not be under any liability or responsibility to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents. The Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted hereunder unless the Agent shall be requested in writing to do so by the Required Lenders.

       10.4 Reliance by Agent
            -----------------

            The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with the Agent under Section 11.7, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

       10.5 Notice of Default
            -----------------

            The Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent shall have received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until, the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action or give such directions, or refrain from taking such action or giving such directions, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

       10.6 Non-Reliance
            ------------

            Each Lender expressly acknowledges that neither the Agent, the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or the Arranger hereafter, including any review of the affairs of the Borrower or the Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or the Arranger to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Arranger, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Arranger, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, neither the Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or the Subsidiaries which may come into the possession of the Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

       10.7 Indemnification
            ---------------

            Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its Commitment Percentage or, in the event any Loans shall be outstanding, its Outstanding Percentage, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including any amounts paid to the Lenders by or for the account of the Borrower pursuant to the terms hereof, that are subsequently rescinded or avoided (or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this Section 10.7 shall survive the termination of the Aggregate Commitments, the payment of the Notes and all other amounts payable under the Loan Documents, and the performance and observance by the Borrower of all of its other obligations under the Loan Documents.

       10.8 Agent in its Individual Capacity
            --------------------------------

            NBD and each affiliate thereof may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with, the Borrower and the Subsidiaries as though NBD were not the Agent hereunder. With respect to the Commitment made or renewed by NBD and each Note issued to NBD, NBD shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and the term "Lender" shall include NBD.

       10.9 Successor Agent
            ---------------

            If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the earlier to occur of (a) the thirtieth day after the date of such notice, and (b) the date upon which any successor agent, in accordance with the provisions of this
Section 10.9, shall have accepted in writing its appointment as such successor agent. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor agent reasonably acceptable to the Borrower. If no successor agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor agent, which successor agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the written acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall automatically become a party to this Agreement and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under this Agreement shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If at any time there shall not be a duly appointed and acting Agent, upon notice duly given, the Borrower agrees to make each payment when due hereunder and under the Notes and the other Loan Documents directly to the Lenders entitled thereto during such time.

   11. OTHER PROVISIONS
       ----------------

       11.1 Amendments, Waivers, Etc.
            -------------------------

            (a) Except as otherwise provided in Section 11.1(b), with the written consent of the Required Lenders, the Agent and the appropriate Loan Parties may, from time to time, enter into written amendments, supplements or modifications to any Loan Document and, with the consent of the Required Lenders, the Agent may, on behalf of the Lenders, execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, provided, however, that no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders
(i) increase the Commitment Amount of any Lender (provided that neither (A) a waiver of a Default or an Event of Default, nor (B) an Assignment to a Lender shall be deemed to constitute such an increase), (ii) extend the Commitment Period, (iii) reduce the amount, or extend the time of payment, of any Fees,
(iv) reduce the rate (other than the Default Rate), or extend the time of payment of, interest on any Loan or any Note, (v) reduce the amount, or extend the time of payment, of any installment or other payment of principal on any Loan or any Note, (vi) decrease or forgive the principal amount of any Loan or any Note, (vii) consent to any assignment or delegation by the Borrower or any Subsidiary, or any other Loan Party, of any of its rights or obligations under any Loan Document, (viii) release all or substantially all of the obligations of any Loan Party under the Subsidiary Guaranty (other than in connection with a

Disposition of such Loan Party permitted by Section 8.3 or in accordance with
Section 7.16), (ix) change the provisions of Sections 3.5, 3.6, 3.7, 3.8, 3.10, 9.1(a), this Section 11.1, Section 11.5, or Section 11.10, (x) change the definition of Required Lenders, (xi) change sharing provisions among the Lenders, or (xii) change the several nature of the obligations of the Lenders, and provided further that no such amendment, supplement, modification, waiver or consent shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent under any Loan Document without the written consent of the Agent. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable agreement, the Lenders, and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            (b) Notwithstanding anything to the contrary contained in Section 11.1(a), the Agent may, at any time and from time to time without the consent of any one or more of the Lenders, release all or any of the obligations of a Loan Party under the Subsidiary Guaranty in connection with a Disposition of such Loan Party permitted by Section 8.3.

      11.2 Notices
           -------

           Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, if in writing, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Domestic Business Day after having been sent by overnight courier service, (c) five Domestic Business Days after having been deposited in the mail, first-class postage prepaid, or (d) in the case of facsimile notice, when sent, addressed as follows in the case of the Borrower and the Agent, and as set forth in Exhibit A in the case of each of the Lenders, or to such other addresses as to which the Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:

           The Borrower:

               Gibson Greetings, Inc.
               2100 Section Road
               Cincinnati, Ohio 45237
               Attention: James T. Wilson,
                          Executive Vice President,
                          Finance & Chief Financial Officer
               Facsimile: (513) 841-6647
               Telephone: (513) 841-6926,


                  with a copy to:

               Gibson Greetings, Inc.
               2100 Section Road
               Cincinnati, Ohio 45237
               Attention: Mark L. Hilgeford,
                          Director of Treasury Services and Risk Management
               Facsimile: (513) 758-1690
               Telephone: (513) 841-6988,


           with a copy in the case of a notice of a Default:

               Taft, Stettinius & Hollister LLP
               1800 Firstar Tower
               425 Walnut Street
               Cincinnati, Ohio 45202
               Attention: Gerald S. Greenberg, Esq.
               Facsimile: (513) 381-2838
               Telephone: (513) 357-9300


           The Agent:

               NBD Bank, N.A.
               One Indiana Square
               Suite IN1-7028
               Indianapolis, Indiana  46266
               Attention: Edward C. Hathaway,
                          First Vice President
               Facsimile: (317) 266-6702
               Telephone: (317) 266-6042

with a copy to, in the case of all Borrowing Requests, prepayment notices under
Section 2.5(a) and notices under Section 3.3 and to the attention of, in the case of all fundings by the Lenders:

               NBD Bank, N.A.
               One Indiana Square
               Suite IN1-7031
               Indianapolis, Indiana  46266
               Attention: Gloria Letner,
                          Customer Service Associate
               Facsimile: (317) 266- 4163
               Telephone: (317) 266- 5529

except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Section 2.3 or 3.3 shall not be effective until received. Any party to a Loan

Document may rely on signatures of the parties thereto which are transmitted by telecopier or other electronic means as fully as if originally signed.

      11.3 No Waiver; Cumulative Remedies
           ------------------------------

           No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.4 Survival of Representations and Warranties
           ------------------------------------------

           All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

      11.5 Payment of Expenses and Taxes
           -----------------------------

           The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made, (a) to pay or reimburse the Agent and the Arranger for all out-of-pocket costs and expenses incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable fees and disbursements of counsel, (b) to pay or reimburse the Agent, the Arranger and the Lenders for all of their respective out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including reasonable fees and disbursements of counsel (including the allocated costs of in-house counsel), (c) to pay, indemnify, and hold each Lender, the Arranger and the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (d) to pay, indemnify and hold each Lender, the Agent, the Arranger and each of their respective affiliates, officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements (including the allocated costs of in-house counsel)) with respect to the enforcement and performance of the Loan Documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to the Agent, the Arranger or any Lender arising from the gross negligence or willful misconduct of the Agent, the Arranger or such Lender. The agreements in this
Section 11.5 shall survive the termination of the Aggregate Commitments, the payment of the Notes and all other amounts payable under the Loan Documents, and the performance and observance of all of the other obligations of the Loan Parties under the Loan Documents.

      11.6 Lender Offices
           --------------

           Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender. In the event that any Lender shall so change its office (other than as may be required by any law, statute, rule, regulation or directive of any applicable Governmental Authority, as required by any Section of this Agreement, or as requested by the Borrower or any applicable Governmental Authority) and, as a result thereof, the Borrower shall be required to pay any sums under Sections 3.6 or 3.10 in excess of sums which the Borrower would have been required to pay had such change not occurred, then notwithstanding anything to the contrary contained in Sections 3.6 or 3.10, the Borrower shall not be required to pay such excess.

      11.7 Successors and Assigns
           ----------------------

           (a) This Agreement, the Notes and the other Loan Documents to which the Borrower is a party shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns.

           (b) Subject to section 11.7(e), each Lender may at any time assign all or any portion of its rights under one or more of the Loan Documents to any Federal Reserve Bank.

           (c) In addition to its rights under Section 11.7(b), each Lender shall have the right to sell, assign, transfer or negotiate (each an "ASSIGNMENT") one hundred percent, or any lesser percentage, of its Loans, its Commitment and its Notes to any subsidiary or Affiliate of such Lender, to any other Lender, or to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund, provided that (i) each such Assignment shall be of a constant, and not a varying, percentage of the assignor Lender's rights and obligations under the Loan Documents, (ii) the Commitment Amount of the Commitment assigned shall be not less than $5,000,000 or the full Commitment Amount of such assignor Lender's Commitment, (iii) unless the assignee is another Lender or a subsidiary or Affiliate of any Lender, the Agent and the Borrower shall have consented thereto in writing (either such consent not to be unreasonably withhold), provided that the consent of the Borrower shall not be required if at the time of such Assignment, an Event of Default shall have occurred and be continuing, and (iv) the assignor Lender and such assignee shall deliver to the Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the Borrower's consent to such Assignment, if required, the Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, in connection with each such Assignment, it shall at its own cost and expense execute and deliver (1) to the Agent or such assignee a
Note in a maximum principal amount equal to the Commitment Amount of the Commitment assumed by such assignee, payable to the order of such assignee and dated the Effective Date, and (2) to the Agent or such assignor Lender, in the event that such assignor Lender shall not have assigned all of its Commitment, a
Note in a maximum principal amount equal to the Commitment Amount of the Commitment retained by such assignor, either in escrow pending the delivery of, or against receipt of, such assignor Lender's existing Note. The Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

           (d) In addition to the participations provided for in Section 11.9(b), each Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, pension funds, mutual funds or other financial institutions, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Advances and to approve any modification, amendment, or waiver of any provision of this Agreement, subject to the provisions of Section 11.7(d)(vi), (iv) no sub-participations shall be permitted, (v) the granting of such participation does not require that any immediate out-of-pocket cost or expense be borne by the Borrower, and (vi) the voting rights of any holder of any participation shall be limited to the right to consent to any action taken or omitted to be taken by such Lender under the Loan Documents which would (A) increase the Commitment Amount of any Lender (provided that no waiver of a Default or Event of Default or of any mandatory reduction of any of the foregoing shall be deemed to constitute such a change),
(B) extend the Commitment Period, (C) reduce the amount or extend the time of payment of the Commitment Fee, (D) reduce the rate (other than the Default Rate) or extend the time of payment of interest on any Loan or any Note, (E) reduce the amount or extend the time of payment of any installment or other payment of principal on any Loan or any Note, (F) decrease or forgive the principal amount of any Loan or any Note, (G) consent to any assignment or delegation by the Borrower or any Subsidiary, or any other Loan Party, of all of its rights or obligations under all of the Loan Documents, or (H) release all of the obligations of or by any Loan Party under the Subsidiary Guaranty (other than in connection with a Disposition of such Loan Party permitted by Section 8.3).

           (e) No Lender shall, as between and among the Borrower, the Agent, and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Commitment and its Note, except that a Lender shall be relieved of its obligations to the extent of any such Assignment of all or any part of its Loans, its Commitment or its Note pursuant to Section 11.7(c).

      11.8 Counterparts
           ------------

           Each of the Loan Documents (other than the Notes) may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement and each of the other Loan Documents signed by all of the parties thereto shall be lodged with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by facsimile or other electronic means to the same extent as if originally signed.

      11.9 Set-off and Sharing of Payments
           -------------------------------

           (a) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and acceleration of the Notes, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or 9.1(b), each Lender shall have the right, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower and each such other Loan Party to the extent permitted by applicable law, to set-off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower or any other Loan Party to such Lender arising under the Loan Documents, any amount owing from such Lender to the Borrower or such other Loan Party. To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or any other Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or any other Loan Party, or against anyone else claiming through or against the Borrower or any other Loan Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditors, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance of, service upon such Lender of, or notice to such Lender of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after each such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

           (b) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans or its Note in excess of its Outstanding Percentage of payments then due and payable on account of the Loans and Notes received by all the Lenders, such Lender shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes as shall be necessary to cause such purchasing Lender to share such excess payment with each of them according to their Outstanding Percentages, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such other Lenders shall be rescinded and such other Lenders shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's pro rata share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from such other Lenders pursuant to this Section 11.9(b) may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      11.10 Indemnity
            ---------

            The Borrower agrees to indemnify and hold harmless the Agent and each Lender from and against (x) any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, reasonably incurred by or asserted against the Agent or any Lender relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent or such Lender under or in connection with any of the foregoing, and/or (y) any loss, cost, liability, damage or expense, including the reasonable fees and disbursements of counsel (including the allocated costs and expenses of in-house counsel to the extent that outside counsel is not utilized) to the Agent and each Lender incurred by the Agent or such Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact, in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower or any Subsidiary which relates to the transactions contemplated by the Loan Documents, (2) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (3) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any Loan which is alleged to be in violation of Section 2.6, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto, or (4) this Agreement, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent or such Lender under or in connection with any of the foregoing. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Lenders hereunder or at common law or otherwise, shall include the fees and expenses of counsel (including the allocated costs and expenses of in-house counsel to the extent that outside counsel is not utilized) incurred in connection with establishing liability under this Section 11.10 or collecting amounts payable under this Section 11.10 and shall survive any termination of this Agreement, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Borrower hereunder and under the other Loan Documents, provided that the Borrower shall have no obligation under this Section 11.10 to the Agent or any Lender with respect to any of the foregoing to the extent the same is determined in a final judgment, after available appeals, to have arisen from the gross negligence or willful misconduct of the Agent or such Lender.

      11.11 Governing Law
            -------------

            The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Indiana, without regard to principles of conflict of laws.

      11.12 Severability
            ------------

            Every provision of this Agreement and the other Loan Documents is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      11.13 Integration
            -----------

            All exhibits to this Agreement and any other Loan Document shall be deemed to be a part of this Agreement or such other Loan Document, as the case may be. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior-agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

      11.14 Acknowledgments
            ---------------

            Each Loan Party acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, neither the Agent nor any Lender has any fiduciary relationship to such Loan Party, and the relationship between the Agent and the Lenders, on the one hand, and such Loan Party, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Agent and the Lenders or among such Loan Party and the Agent and/or the Lenders.

      11.15 Consent to Jurisdiction
            -----------------------

            Each Loan Party irrevocably submits to the jurisdiction of any Indiana State or Federal Court sitting in the City of Indianapolis over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

      11.16 Service of Process
            ------------------

            Each Loan Party agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.15 by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Loan Party set forth in Section 11.2 or in the applicable Loan Document executed by such Loan Party. Each Loan Party agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

      11.17 No Limitation on Service or Suit
            --------------------------------

            Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against any Loan Party in the courts of any jurisdiction or jurisdictions.

      11.18 WAIVER OF TRIAL BY JURY
            -----------------------

            THE AGENT, THE LENDERS AND EACH LOAN PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, EACH LOAN PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, OR THE LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH LOAN PARTY ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.18.

      11.19 Effective Date
            --------------

            This Agreement shall be effective at such time (the "Effective Date") as executed counterparts hereof shall have been delivered to the Agent by the Borrower and each Lender.

                [The rest of this page intentionally left blank.]

            AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Agreement to be executed on its behalf.

                              GIBSON GREETINGS, INC.

                              By: /s/ James T. Wilson
                                 -----------------------
                              Name: James T. Wilson
                                   ---------------------
                              Title: Exec. Vice Pres.- Finance & Operations
                                     & Chief Financial Officer

                              NBD BANK, N.A., in its
                              capacity as a Lender and in
                              its capacity as the Agent

                              By: /s/ Edward C. Hathaway
                                 -----------------------
                              Name: Edward C. Hathaway
                              Title: First Vice President


                              HARRIS TRUST AND SAVINGS BANK

                              By: /s/ Peter Krawchuk
                                 -----------------------
                              Name: Peter Krawchuk
                                   ---------------------
                              Title: Vice President
                                   ---------------------


                              FIFTH THIRD BANK

                              By: /s/ David C. Gordley
                                 -----------------------
                              Name: David C. Gordley
                                   ---------------------
                              Title: AVP
                                   ---------------------